UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2007

Apollo Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 966-5394

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As expected, the Company was unable to file its Quarterly Report on Form 10-Q for the first quarter ended November 30, 2006 by the required filing date of January 9, 2007, because it has not yet completed the restatement of its financial statements following receipt by the Company’s Board of Directors (the "Board"), on December 8, 2006, of the Special Committee’s final factual findings of its stock option investigation. The Company, as a result, received a Nasdaq Staff Determination notice, dated January 11, 2007, indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). The notice, which the Company expected, was issued in accordance with standard Nasdaq procedures. Although the Company is diligently working on the restatement of its financial statements, the Company at this time is unable to predict when such restatement will be completed.

As previously reported, the Nasdaq Listing and Hearings Council ("Listing Council") issued a stay of delisting on December 22, 2006, pending further review of the Nasdaq Listing and Qualifications Panel’s decision to delist and suspend trading of the Company’s securities on The Nasdaq Stock Market. The Company’s securities will continue to be listed on The Nasdaq Stock Market during the Listing Council’s review.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, K. Sue Redman, a current member of the Board, replaced John Blair as Chairperson of the Board’s Audit Committee. In addition, George Zimmer, a current member of the Board, replaced Mr. Blair as a member of the Board’s Compensation Committee. Mr. Blair resigned as Chairperson of the Audit Committee and as a member of the Compensation Committee effective January 12, 2007, but will continue as a member of the Board and as a member of the Nomination and Governance Committee.

Also on January 12, 2007, the Board appointed James R. Reis, 49, to serve as a director of the Company and as a member of its Audit Committee. Mr. Reis has served as Executive Vice President of GAINSCO, INC. since 2005. Since 2001 Mr. Reis has performed merchant banking and management consulting services through First Western Capital, LLC, of which he is the founder, managing director and owner, and through which he provided consulting services to a subsidiary of GAINSCO, INC. from 2003 to 2005. Mr. Reis served as vice chairman of ING Pilgrim Capital Corporation, an asset management company, which he co-founded, from 1989 to 2000 when it was acquired by ING Groep, N.V. Mr. Reis received his B.S. from St. John Fisher College in Rochester, New York and is an inactive Certified Public Accountant.

Ms. Redman and Messrs. Zimmer and Reis will be compensated for their services as directors consistent with that of the Company’s other non-employee directors. For fiscal year 2007, the Company’s non-employee directors receive a $24,000 annual retainer and $2,000 for each board meeting attended. In addition, members of the Audit Committee, including Ms. Redman and Mr. Reis, receive $2,000 for each Audit Committee meeting attended and members of the Compensation Committee, including Mr. Zimmer, receive $1,000 for each Compensation Committee meeting attended. As Chairperson of the Board’s Audit Committee, Ms. Redman will receive an additional $5,000 on a quarterly basis. Non-employee directors are also reimbursed for out-of-pocket expenses.

A copy of the press release announcing the appointment of Mr. Reis is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit
Number Description

99.1 Press Release issued by Apollo Group, Inc., dated January 18, 2007.
99.2 Press Release issued by Apollo Group, Inc., dated January 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

January 18, 2007	By:	/s/ Brian Mueller

Name: Brian Mueller
Title: President

Apollo Group, Inc.

January 18, 2007	By:	/s/ Joseph L. D'Amico

Name: Joseph L. D'Amico
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Apollo Group, Inc., dated January 18, 2007.
99.2	Press Release issued by Apollo Group, Inc., dated January 18, 2007.